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                        [COOPERS & LYBRAND LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in the registration statement of
Tiffany & Co. and Subsidiaries on Form S-8 of our report dated March 6, 1995 on our audits of the consolidated financial statements and financial statement schedule of Tiffany & Co. and Subsidiaries as of January 31, 1995 and 1994, and for each of the three years in the period ended January 31, 1995, which report is included in the Company's Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.





New York, New York
April 7, 1995